Exhibit 99.1

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpower.com

Media
Natalie Wymer
650-223-9132
Natalie.Wymer@sunpower.com

SunPower Reports First Quarter 2020 Results
Strong Q1, U.S. Channels Outperformance
Rapid Response Positions Company Post-COVID-19 Disruption

SAN JOSE, Calif., May 7, 2020 - SunPower Corp. (NASDAQ: SPWR) today announced financial results for its first quarter ended March 29, 2020.

First Quarter Company Highlights
•Strong global Distributed Generation (DG) demand – 50 percent year over year volume growth
•Significant progress in Commercial Direct business – expected profitability in second half 2020
•Continued investment in new products/services – next generation Maxeon technology, Equinox storage, digital
•Spin-off of Maxeon Solar Technologies expected for second quarter of 2020, pending regulatory approval and the signing of financial facilities
•Focused on health and safety of employees and customers during pandemic
•Anticipated cost/cash savings of up to $100 million in 2020 - available liquidity up to $500 million over next 12 months

($ Millions, except percentages and per-share data)	1st Quarter 2020	4th Quarter 2019	1st Quarter 2019
GAAP revenue	$449.2	$603.8	$348.2
GAAP gross margin	8.3%	15.8%	(10.7)%
GAAP net income (loss)	$(1.4)	$5.4	$(89.7)
GAAP net income (loss) per diluted share	$(0.01)	$0.03	$(0.63)
Non-GAAP revenue[1]	$454.4	$607.0	$411.6
Non-GAAP gross margin[1]	12.5%	20.8%	6.0%
Non-GAAP net income (loss)[1]	$(17.3)	$35.8	$(57.4)
Non-GAAP net income (loss) per diluted share[1]	$(0.10)	$0.23	$(0.41)
Adjusted EBITDA[1]	$9.4	$71.5	$(23.8)
MW Recognized	538	707	455
Cash[2]	$205.5	$423.0	$185.6
1Information about SunPower's use of non-GAAP financial information, including a reconciliation to U.S. GAAP, is provided under "Use of Non-GAAP Financial Measures" below.
2Includes cash, and cash equivalents, excluding restricted cash

First Quarter 2020 Results
“We had a strong start to the year, exceeding our margin and adjusted EBITDA guidance driven by strong global DG demand and outperformance by our U.S. channels business,” said Tom Werner, SunPower CEO and chairman of the board. “However, we have seen a material impact across the industry and our business caused by the COVID-19 virus pandemic during the second quarter. Our primary focus during this disruption remains on the safety and well-being of our employees, working closely with our partners and maintaining our industry leading customer service levels. Despite the disruption, our fundamentals remain strong and we believe that our differentiated business model, rigorous prioritization of cost containment and continued investment will position the company well post-pandemic.”

"Looking forward, we remain very confident in the significant longer term growth opportunity in solar and our investment priorities are consistent with this potential. These investments include our next generation Maxeon technology, Equinox and Helix storage solutions and our digital initiatives. We have also instituted a number of programs that we expect to result in cost and cash savings of up to $100 million in 2020. Finally, we expect to complete our planned company split into two, independently focused, pure-play solar companies by the end of the second quarter pending closing conditions. With further investment in our industry-leading technology and initiatives in place to strengthen our balance sheet, we remain focused on emerging from the current disruption in a much stronger competitive position."

SunPower Energy Services (SPES)
“Our channels business had a strong quarter and outperformed on both revenue and installation volume, with deployments up over 50 percent year over year. We further expanded our leadership in new homes with bookings doubling year over year and a growing pipeline of new opportunities. We have seen strong support from our financing partners and remain comfortable with our tax equity and project debt capacity for the balance of the year. Additionally, we recently announced that we have joined forces with Technology Credit Union to fund up to $1 billion in residential solar loans over the next four years. However, we are seeing some softness in the second quarter. Strategically, we have been moving our residential business to a robust digital platform for more than a year. This put us in a strong position to transition our channel rapidly and comprehensively to a virtual sales model when the COVID-19 disruption began. Our transition to digital included expanding customer and dealer adoption of our proprietary digital Design Studio and mySunPower applications that streamline the sales process and improve customer experience. As a result of these efforts, more than 95 percent of our residential sales are now occurring online with little to no customer contact. We believe that our industry leading digital platforms are helping our channel mitigate demand softness in the second quarter."

“In Commercial Direct, we maintained our leading market share, with increased year on year installation volume. We are beginning to see the benefits of our recent restructuring and expect our commercial direct business to return to profitability in the second half of this year. Our origination teams performed well and we now have 90 percent of our 2020 forecast in backlog. Demand for our Helix Storage solution remains strong with a pipeline exceeding $320 million and attach rates in excess of 30 percent. In particular, we are seeing significant traction for storage in California’s innovative Self-Generation Incentive Program (SGIP), driven by strong customer interest in resiliency."

SunPower Technologies (SPT)
“SPT, the international portion of which will soon be Maxeon Solar Technologies, posted a solid quarter, with year on year shipment growth of 29 percent. Demand growth in DG markets was particularly strong, with DG shipments up 60 percent compared to the first quarter of 2019 and comprising 70 percent of total SPT shipments. While we were impacted by both supply and demand phases of COVID-19 related disruption during the quarter, our supply chain and operations teams were able to achieve record volume shipments and meet our customer’s needs. However, while our first quarter performance was strong, we are experiencing a material impact in our results in the second quarter due to the pandemic. Our Performance-Series joint venture is now back to full production with the balance of our manufacturing facilities in operation. We expect our remaining facilities to resume production in the coming weeks and expect to have sufficient existing inventory to meet our commitments for the second quarter," Werner concluded.

Consolidated Financials
“Our first quarter performance reflected the strength of our DG market model as well as the early and rapid response to the COVID-19 disruption, including the implementation of our proactive cost control initiatives” said Manavendra Sial, SunPower chief financial officer. “Also, we continued to reduce the leverage of the company as we retired approximately $90 million of convertible debt during the quarter. Additionally, we have implemented a number of initiatives that will result in savings of up to $100 million this year, including initiatives to align our cost structure to the current environment. We remain confident in our financial position as we strengthened our balance sheet and have identified up to $500 million in potential liquidity over the next 12 months, including our $55 million revolver which remains undrawn. While current conditions remain difficult, we believe that with the actions we are taking, we are well positioned for the future," Sial added.

First quarter fiscal year 2020 non-GAAP results exclude net adjustments that, in the aggregate, increased non-GAAP loss by $15.9 million, including $47.9 million related to gain on mark-to-market gain on equity investments. This was partially offset by $10.0 million related to the cost of above-market polysilicon, $7.8 million related to business reorganization costs and restructuring charges, $6.9 million related to stock-based compensation expense, $4.8 million related to construction revenue on solar services contracts, $1.8 million related to amortization of intangible assets, and $0.7 million related to other non-recurring items and tax effects.

Financial Outlook
As previously announced, the company continues to assess the impact of the COVID-19 crisis on its fiscal year 2020 forecasts. As a result, the company will not be providing fiscal year 2020 guidance at this time.

The company’s second quarter 2020 GAAP and non-GAAP guidance is as follows: on a GAAP basis, revenue of $290 million to $330 million, gross margin of negative 9 percent to negative 3 percent and net loss of $120 million to $100 million. On a non-GAAP basis, the company expects revenue of $290 million to $330 million, gross margin of 0 percent to 6 percent and megawatt (MW) deployed in the range of 340 MW to 400 MW. The company also expects break even to slightly positive cash generation in the second quarter.

The company expects second quarter 2020 Adjusted EBITDA guidance in the range of negative $40 million to negative $20 million with SPT in the range of negative $25 to $15 million and SPES in the range of negative $10 to $0 million.
The company will host a conference call for investors this afternoon to discuss its first quarter 2020 performance at 1:30 p.m. Pacific Time. The call will be webcast and can be accessed from SunPower’s website at
http://investors.sunpower.com/events.cfm

This press release contains both GAAP and non-GAAP financial information. Non-GAAP figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its first quarter 2020 performance on the Events and Presentations section of SunPower’s Investor Relations page at
http://investors.sunpower.com/events.cfm

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) the expected financial performance of our business lines, including timing and expectations for returning our Commercial Direct business to profitability; (b) plans and expectations regarding our areas of technology, services, and product development focus, including continued investment plans, and the impact thereof; (c) statements regarding the anticipated spin-off of Maxeon Solar, including timing and certainty, the anticipated achievement of conditions precedent for the transaction and the timing thereof, and Maxeon Solar’s preparation to act as an independent entity on the date of spin; (d) anticipated cash savings as the result of our cost-reduction and containment initiatives, including timing, amounts, and expected impacts on our financial performance, liquidity, and our expected competitive and financial positioning post-recovery; (e) our expectations regarding the impacts of Covid-19 on our business, our industry, and our markets, including supply and demand impacts, anticipated recovery, and our expected positioning post-pandemic; (f) our plans and expectations for our products and planned products, including anticipated markets and demand, cost impacts, and impacts on our financial performance and our ability to meet our targets and goals; (g) our expectations regarding our industry, market factors, anticipated including demand and volume; (h) expectations regarding our future performance based on bookings, backlog, and pipelines in our sales channels; (i) our expectations regarding tax equity and project debt capacity and adequacy for the remainder of the year; (j) our expectations for our strategic agreement with Technology Credit Union, and the financial impacts thereof; (k) our expectations regarding resumption of production in certain of our manufacturing facilities, and the sufficiency of our existing inventory to meet our commitments; (l) our expectations regarding 2020 financial performance, including anticipated liquidity; and (m) our second quarter fiscal 2020 guidance, including GAAP revenue, gross margin, and net loss, as well as non-GAAP revenue, gross margin, Adjusted EBITDA, and MW deployed, and related assumptions.

These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) challenges in executing transactions key to our strategic plans, including regulatory and other challenges that may arise; (2) potential disruptions to our operations and supply chain that may result from epidemics or natural disasters, including impacts of the Covid-19 pandemic; (3) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (4) competition in the solar and general energy industry and downward pressure on selling prices and wholesale energy pricing; (5) our liquidity, substantial indebtedness, and ability to obtain additional financing for our projects and customers; (6) changes in public policy, including the imposition and applicability of tariffs; (7) regulatory changes and the availability of economic incentives promoting use of solar energy; (8) fluctuations in our operating results; (9) appropriately sizing our manufacturing capacity and containing manufacturing and logistics difficulties that could arise; and (10) challenges managing our acquisitions, joint ventures and partnerships, including our ability to successfully manage acquired assets and supplier relationships. In addition, the proposed and the associated investment by TZS in Maxeon Solar may not be consummated within the anticipated period or at all and the ultimate results of any separation depend on a number of factors, including the development of final plans and the impact of local regulatory requirements. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent report on Form 10-K, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

©2020 SunPower Corporation. All rights reserved. SUNPOWER, the SUNPOWER logo, EQUINOX and HELIX are trademarks or registered trademarks of SunPower Corporation in the U.S. and other countries as well.

SUNPOWER CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 29, 2020	December 29, 2019
Assets
Current assets:
Cash and cash equivalents	$205,452	$422,955
Restricted cash and cash equivalents, current portion	29,466	26,348
Restricted short-term marketable securities	6,196	6,187
Accounts receivable, net	243,476	226,476
Contract assets	102,340	99,426
Inventories	391,800	358,257
Advances to suppliers, current portion	98,452	107,388
Project assets - plants and land, current portion	21,581	12,650
Prepaid expenses and other current assets	104,635	121,244
Total current assets	1,203,398	1,380,931

Restricted cash and cash equivalents, net of current portion	9,364	9,354
Property, plant and equipment, net	312,192	323,726
Operating lease right-of-use assets	60,796	51,258
Solar power systems leased, net	53,375	54,338
Advances to suppliers, net of current portion	13,993	13,993
Other intangible assets, net	5,568	7,466
Other long-term assets	338,838	330,855
Total assets	$1,997,524	$2,171,921

Liabilities and Equity
Current liabilities:
Accounts payable	$403,180	$441,759
Accrued liabilities	165,863	203,890
Operating lease liabilities, current portion	11,424	9,463
Contract liabilities, current portion	126,281	138,441
Short-term debt	124,682	104,856
Total current liabilities	831,430	898,409

Long-term debt	98,095	113,827
Convertible debt	730,637	820,259
Operating lease liabilities, net of current portion	53,740	46,089
Contract liabilities, net of current portion	63,567	67,538
Other long-term liabilities	199,994	204,300
Total liabilities	1,977,463	2,150,422

Equity:
Preferred stock	—	—
Common stock	170	168
Additional paid-in capital	2,668,704	2,661,819

Accumulated deficit	(2,451,110)	(2,449,679)
Accumulated other comprehensive loss	(8,789)	(9,512)
Treasury stock, at cost	(199,543)	(192,633)
Total stockholders' equity	9,432	10,163
Noncontrolling interests in subsidiaries	10,629	11,336
Total equity	20,061	21,499
Total liabilities and equity	$1,997,524	$2,171,921

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED
	March 29, 2020	December 29, 2019	March 31, 2019
Revenue:
SunPower Energy Services	$289,869	$352,226	$178,221
SunPower Technologies	248,196	434,708	230,804
Intersegment eliminations	(88,875)	(183,173)	(60,800)
Total revenue	449,190	603,761	348,225
Cost of revenue:
SunPower Energy Services	259,461	306,698	171,078
SunPower Technologies	257,129	369,363	282,868
Intersegment eliminations	(104,848)	(167,439)	(68,436)
Total cost of revenue	411,742	508,622	385,510
Gross profit (loss)	37,448	95,139	(37,285)
Operating expenses:
Research and development	15,638	18,262	14,993
Sales, general and administrative	65,958	70,875	62,857
Restructuring charges (credits)	1,576	8,039	(665)
(Gain) loss on sale and impairment of residential lease assets	(274)	(2,931)	9,226
Gain on business divestiture	—	—	(6,114)
Total operating expenses	82,898	94,245	80,297
Operating income (loss)	(45,450)	894	(117,582)
Other income (expense), net:
Interest income	404	259	852
Interest expense	(10,537)	(9,489)	(16,791)
Other, net	55,069	28,709	33,073
Other income, net	44,936	19,479	17,134
Income (loss) before income taxes and equity in losses of unconsolidated investees	(514)	20,373	(100,448)
Provision for income taxes	(1,869)	(9,388)	(5,797)
Equity in earnings (losses) of unconsolidated investees	245	(5,008)	1,680
Net income (loss)	(2,138)	5,977	(104,565)
Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	707	(537)	14,841
Net income (loss) attributable to stockholders	$(1,431)	$5,440	$(89,724)

Net income (loss) per share attributable to stockholders:
Basic	$(0.01)	$0.04	$(0.63)
Diluted	$(0.01)	$0.03	$(0.63)
Weighted-average shares:
Basic	168,822	152,439	141,720
Diluted	168,822	156,004	141,720

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED
	March 29, 2020	December 29, 2019	March 31, 2019
Cash flows from operating activities:
Net income (loss)	$(2,138)	$5,977	$(104,565)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	16,892	18,059	24,190
Stock-based compensation	6,867	8,008	5,666
Non-cash interest expense	1,910	2,005	2,415
Equity in (earnings) losses of unconsolidated investees	(245)	5,008	(1,680)
Gain on equity investments	(49,152)	(29,250)	(33,000)
Gain on retirement of convertible debt	(2,956)	—	—
Gain on business divestiture	—	—	(6,114)
Deferred income taxes	(349)	4,567	2,048
(Gain) loss on sale and impairment of residential lease assets	289	(2,931)	9,226
Gain on sale of assets	—	(3,829)	—
Changes in operating assets and liabilities:
Accounts receivable	(17,880)	(20,484)	12,196
Contract assets	295	(20,139)	1,712
Inventories	(43,061)	(20,311)	(41,718)
Project assets	(8,881)	7,050	776
Prepaid expenses and other assets	18,635	(10,228)	11,727
Operating lease right-of-use assets	2,923	2,311	2,603
Long-term financing receivables, net - held for sale	—	—	(1,611)
Advances to suppliers	8,936	16,899	13,055
Accounts payable and other accrued liabilities	(92,599)	15,384	(28,819)
Contract liabilities	(16,130)	19,404	(14,578)
Operating lease liabilities	(2,849)	(1,752)	(2,559)
Net cash used in operating activities	(179,493)	(4,252)	(149,030)
Cash flows from investing activities:
Purchases of property, plant and equipment	(6,213)	(12,295)	(6,548)
Cash paid for solar power systems	(610)	(1,458)	(27,600)
Proceeds from business divestiture	—	—	9,677
Proceeds from sale of assets	—	20,000	—
Cash outflow from sale of residential lease portfolio, net of cash received	—	5,474	—
Proceeds from sale of distribution rights of debt financing	—	1,950	—
Proceeds from sale of equity investment and partial return of capital by an unconsolidated investee	46,149	—	—
Net cash provided by (used in) investing activities	39,326	13,671	(24,471)
Cash flows from financing activities:

	THREE MONTHS ENDED
	March 29, 2020	December 29, 2019	March 31, 2019
Proceeds from bank loans and other debt	76,544	150,439	67,979
Repayment of bank loans and other debt	(65,730)	(61,920)	(58,372)
Proceeds from issuance of non-recourse residential financing, net of issuance costs	—	—	22,255
Contributions from noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	—	4,371	20,987
Proceeds from issuance of non-recourse power plant and commercial financing, net of issuance costs	9,754	3,004	—
Payment for prior business combination	—	(30,000)	—
Proceeds of common stock equity offering, net of offering costs	—	171,834	—
Cash paid for repurchase of convertible debt	(87,141)	—	—
Settlement of contingent consideration arrangement, net of cash received	423	802	(2,448)
Equity offering costs paid	(928)	—	—
Purchases of stock for tax withholding obligations on vested restricted stock	(6,914)	(908)	(3,872)
Net cash (used in) provided by financing activities	(73,992)	237,622	46,529
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(216)	881	112
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(214,375)	247,922	(126,860)
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period[1]	458,657	210,735	363,763
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period[1]	$244,282	$458,657	$236,903

Non-cash transactions:
Costs of solar power systems sourced from existing inventory	$—	$21,173	$16,406
Costs of solar power systems funded by liabilities	$1,184	$2,671	$4,553
Property, plant and equipment acquisitions funded by liabilities	$2,385	$13,745	$10,792
Contractual obligations satisfied by inventory	$975	$1,701	$—
Right-of-use assets obtained in exchange of lease obligations[2]	$12,461	$7,398	$81,525
Holdback related to business divestiture	$—	$1,927	$—
Receivables in connection with sale of residential lease portfolio	$—	$2,570	$—
Aged supplier financing balances reclassified from accounts payable to short-term debt	$5,000	$22,500	$—
1"Cash, cash equivalents, restricted cash and restricted cash equivalents" balance consisted of "cash and cash equivalents", "restricted cash and cash equivalents, current portion" and "restricted cash and cash equivalents, net of current portion" financial statement line items on the condensed consolidated balance sheets for the respective periods.

2Amounts for the three months ended March 31, 2019 include the transition adjustment for the adoption of ASC 842 and new Right-of-Use ("ROU") asset additions.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures. The specific non-GAAP measures listed below are: revenue; gross margin; net loss; net loss per diluted share; and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Management believes that each of these non-GAAP measures are useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provide investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analysis. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; and therefore, should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP revenue includes adjustments relating to legacy utility and power plant projects and construction revenue on solar service contracts, each of which is described below. In addition to the above adjustments, non-GAAP gross margin includes adjustments relating to legacy sale-leaseback transactions, business process improvement costs, gain/loss on sale and impairment of residential lease assets, cost of above-market polysilicon, litigation, stock-based compensation, amortization of intangible assets, and business reorganization costs, each of which is described below. In addition to the above adjustments, non-GAAP net loss and non-GAAP net loss per diluted share are adjusted for adjustments relating to mark to market gain on equity investments, gain on business divestiture, impairment of property, plant, and equipment, transaction-related costs, non-cash interest expense, restructuring charges (credits), gain on convertible debt repurchased, tax effect of these non-GAAP adjustments, each of which is described below. In addition to the above adjustments, Adjusted EBITDA includes adjustments relating to cash interest expense (net of interest income), provision for income taxes, and depreciation.

Non-GAAP Adjustments Based on International Financial Reporting Standards (“IFRS”)

The company’s non-GAAP results include adjustments under IFRS that are consistent with the adjustments made in connection with the company’s internal reporting process as part of its status as a consolidated subsidiary of Total S.A., our controlling shareholder and a foreign public registrant that reports under IFRS. Differences between GAAP and IFRS reflected in the company’s non-GAAP results are further described below. In these situations, management believes that IFRS enables investors to better evaluate the company’s performance, and assists in aligning the perspectives of the management with those of Total S.A.

•Legacy utility and power plant projects: The company included adjustments related to the revenue recognition of certain utility and power plant projects based on percentage-of-completion accounting and, when relevant, the allocation of revenue and margin to our project development efforts at the time of initial project sale. Under IFRS, such projects were accounted for when the customer obtains control of the promised goods or services which generally results in earlier recognition of revenue and profit than U.S. GAAP. Over the life of each project, cumulative revenue and gross margin are eventually equivalent under both GAAP and IFRS; however, revenue and gross margin is generally recognized earlier under IFRS.

•Legacy sale-leaseback transactions: The company included adjustments related to the revenue recognition on certain legacy sale-leaseback transactions entered into before December 31, 2018, based on the net proceeds received from the buyer-lessor. Under U.S. GAAP, these transactions were accounted for under the financing method in accordance with the applicable accounting guidance. Under such guidance, no revenue or profit is recognized at the inception of the transaction, and the net proceeds from the buyer-lessor are recorded as a financing liability. Imputed interest is recorded on the liability equal to our incremental borrowing rate adjusted solely to prevent negative amortization. Under IFRS, such revenue and profit is recognized at the time of sale to the buyer-lessor if certain criteria are met. Upon adoption of IFRS 16, Leases, on December 31, 2018, IFRS is aligned with GAAP.

•Mark-to-market gain in equity investments: The company recognizes adjustments related to the fair value of equity investments with readily determinable fair value based on the changes in the stock price of these equity investments at every reporting period. Under GAAP, mark-to-market gains and losses due to changes in stock prices for these securities are recorded in earnings while under IFRS, an election can be made to recognize such gains and losses in other comprehensive income. Such an election was made by Total S.A. Further, we elected the Fair Value Option (“FVO”) for some of our equity method investments, and we adjust the carrying value of those investments based on their fair market value calculated periodically. Such option is not available under IFRS, and equity method accounting is required for such investments. Management believes that excluding these adjustments on equity investments is consistent with our internal reporting process as part of its status as a consolidated subsidiary of Total S.A. and better reflects our ongoing results.

Other Non-GAAP Adjustments

•Business process improvement costs: During fiscal 2019, the company initiated a project to improve its manufacturing and related processes to improve gross margin in coming years and engaged third party experts to consult on business process improvements. Management believes it is appropriate to exclude these consulting expenses from our non-GAAP results as they are non-recurring in nature, and are not reflective of the company’s ongoing operating results.

•Gain/loss on sale and impairment of residential lease assets: In fiscal 2018 and 2019, in an effort to deconsolidate all the residential lease assets owned by us, the company sold membership units representing a 49% membership interest in its residential lease business and retained a 51% membership interest. The loss on divestment, including adjustments to contingent consideration shortly after the closure of the transaction, and the remaining unsold residential lease assets impairment with its corresponding depreciation savings are excluded from the company’s non-GAAP results as they are non-recurring in nature and not reflective of ongoing operating results.

•Impairment of property, plant, and equipment: The Company evaluates property, plant and equipment for impairment whenever certain triggering events or changes in circumstances arise. This evaluation includes consideration of technology obsolescence that may indicate that the carrying value of such assets may not be recoverable. In accordance with such evaluation, the company recognizes a non-cash impairment charge when the asset group’s fair value is lower than its carrying value. Such impairment charge is excluded from the company’s non-GAAP results as it is non-recurring in nature and not reflective of ongoing operating results. Any such non-recurring impairment charge recorded by our equity method or other unconsolidated investees is also excluded from our non-GAAP results as it is not reflective of their ongoing operating results.

•Construction revenue on solar services contracts: Upon adoption of the new lease accounting guidance (“ASC 842”) in the first quarter of fiscal 2019, revenue and cost of revenue on solar services contracts with residential customers are recognized ratably over the term of those contracts, once the projects are placed in service. For non-GAAP results, the company recognizes revenue and cost of revenue upfront based on the expected cash proceeds to align with the legacy lease accounting guidance. Management believes it is appropriate to recognize revenue and cost of revenue upfront based on total expected cash proceeds, as it better reflects the company's ongoing results as such method aligns revenue and costs incurred most accurately in the same period.

•Cost of above-market polysilicon: The company has entered into multiple long-term, fixed-price supply agreements to purchase polysilicon for periods of up to 10 years. The prices in select legacy supply agreements, which incorporate a cash portion and a non-cash portion attributable to the amortization of prepayments made under the agreements, significantly exceed current market prices. Additionally, in order to reduce inventory and improve working capital, the company has periodically elected to sell polysilicon inventory in the marketplace at prices below the company’s purchase price, thereby incurring a loss. Management believes that it is appropriate to exclude the impact of its above-market cost of polysilicon, including the effect of above-market polysilicon on product costs, losses incurred on sales of polysilicon to third parties, and inventory reserves and project asset impairments from the company's non-GAAP results as they are not reflective of ongoing operating results.

•Stock-based compensation: Stock-based compensation relates primarily to the company’s equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. Management believes that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•Amortization of intangible assets: The company incurs amortization of intangible assets as a result of acquisitions, which includes patents, purchased technology, project pipeline assets, and in-process research and development. Management believes that it is appropriate to exclude these amortization charges from the company’s non-GAAP financial measures as they arise from prior acquisitions, which are not reflective of ongoing operating results.

•Gain on business divestiture: In the second quarter of fiscal 2019, the company entered into a transaction pursuant to which it sold membership interest in certain of its subsidiaries that own leasehold interests in projects subject to sale-leaseback financing arrangements. In connection with this sale, the company recognized a gain relating to this business divestiture. In the third quarter of fiscal 2018, the company entered into a transaction pursuant to which the company sold certain assets and intellectual property related to the production of microinverters for purchase consideration comprised of both cash and stock. In connection with this sale, the company recognized a gain relating to this business divestiture. Management believes that it is appropriate to exclude both of these gains from the company's non-GAAP results as it is not reflective of ongoing operating results.

•Litigation: The company may be involved in various litigations, claims and proceedings that result in payments or recoveries from such proceedings. The company excludes any gains or losses on such litigation recoveries or payments from the non-GAAP results as it is not reflective of ongoing operating results.

•Transaction-related costs: In connection with material non-recurring transactions such as acquisition or divestiture of a business, the company incurred transaction costs including legal and accounting fees. Management believes that it is appropriate to exclude these costs from the company's non-GAAP results as it is not reflective of ongoing operating results.

•Business reorganization costs: In connection with the reorganization of our business into an upstream and downstream, and subsequent announcement of the separation transaction to separate the Company into two independent, and publicly traded companies, we incurred and expect to continue to incur in upcoming quarters, non-recurring charges on third-party legal and consulting expenses to close the separation transaction. The company believes that it is appropriate to exclude these from company's non-GAAP results as it is not reflective of ongoing operating results.

•Non-cash interest expense: The company incurs non-cash interest expense related to the amortization of items such as original issuance discounts on its debt. The company excludes non-cash interest expense because the expense does not reflect its financial results in the period incurred. Management believes that this adjustment for non-cash interest expense provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without non-cash interest expense.

•Restructuring charges (credits): The company incurs restructuring expenses related to reorganization plans aimed towards realigning resources consistent with the company’s global strategy and improving its overall operating efficiency and cost structure. Although the company has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. The company believes that it is appropriate to exclude these from company's non-GAAP results as it is not reflective of ongoing operating results.

•Gain on convertible debt repurchased: In connection with the early repurchase of a portion of our 0.875% Convertible debentures due June 1, 2021, we recognized a gain, represented by the difference between the book value of the convertible debentures, net of the remaining unamortized discount prior to repurchase and the reacquisition price of the convertible notes upon repurchase. The company believes that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Tax effect: This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. The company's non-GAAP tax amount is based on estimated cash tax expense and reserves. The company forecasts its annual cash tax liability and allocates the tax to each quarter in a manner generally consistent with its GAAP methodology. This approach is designed to enhance investors’ ability to understand the impact of the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense.

•Adjusted EBITDA adjustments: When calculating Adjusted EBITDA, in addition to adjustments described above, the company excludes the impact of the following items during the period:
•Cash interest expense, net of interest income
•Provision for income taxes
•Depreciation

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)
Adjustments to Revenue:

	THREE MONTHS ENDED
	March 29, 2020	December 29, 2019	March 31, 2019
GAAP revenue	$449,190	$603,761	$348,225
Adjustments based on IFRS:
Legacy utility and power plant projects	(207)	(44)	(171)
Other adjustments:
Construction revenue on solar services contracts	5,392	3,235	63,505
Non-GAAP revenue	$454,375	$606,952	$411,559

Adjustments to Gross Profit (Loss) / Margin:

	THREE MONTHS ENDED
	March 29, 2020	December 29, 2019	March 31, 2019
GAAP gross profit (loss)	$37,448	$95,139	$(37,285)
Adjustments based on IFRS:
Legacy utility and power plant projects	(34)	—	116
Legacy sale-leaseback transactions	20	(75)	(823)
Other adjustments:
Business process improvement costs	2,464	1,091	—
Construction revenue on solar service contracts	4,735	1,966	11,386
Gain on sale and impairment of residential lease assets	(448)	(435)	(125)
Cost of above-market polysilicon	10,043	27,549	49,428
Litigation	(163)	(2,515)	—
Stock-based compensation expense	1,109	1,559	168
Amortization of intangible assets	1,785	1,783	1,786
Business reorganization costs	5	—	—
Non-GAAP gross profit	$56,964	$126,062	$24,651

GAAP gross margin (%)	8.3%	15.8%	(10.7)%
Non-GAAP gross margin (%)	12.5%	20.8%	6.0%

Adjustments to Net Income (Loss):

	THREE MONTHS ENDED
	March 29, 2020	December 29, 2019	March 31, 2019
GAAP net income (loss) attributable to stockholders	$(1,431)	$5,440	$(89,724)
Adjustments based on IFRS:
Legacy utility and power plant projects	(34)	—	116
Legacy sale-leaseback transactions	20	(75)	4,911
Mark-to-market gain on equity investments	(47,871)	(28,250)	(33,000)
Other adjustments:
Business process improvement costs	2,464	1,091	—
Construction revenue on solar service contracts	4,735	1,966	(3,740)
(Gain) loss on sale and impairment of residential lease assets	(722)	(3,366)	8,313
Impairment of property, plant and equipment	—	4,053	—
Cost of above-market polysilicon	10,043	27,549	49,428
Litigation	321	(2,509)	—
Stock-based compensation expense	6,867	8,006	5,666
Amortization of intangible assets	1,786	1,783	1,786
Gain on business divestiture	—	—	(6,114)
Transaction-related costs	481	1,723	1,422
Business reorganization costs	6,193	10,696	2,649
Non-cash interest expense	—	3	10
Restructuring charges (credits)	1,576	8,039	(665)
Gain on convertible debt repurchased	(2,956)	—	—
Tax effect	1,247	(384)	1,518
Non-GAAP net income (loss) attributable to stockholders	$(17,281)	$35,765	$(57,424)

Adjustments to Net Income (loss) per diluted share

	THREE MONTHS ENDED
	March 29, 2020	December 29, 2019	March 31, 2019
Net income (loss) per diluted share
Numerator:
GAAP net income (loss) available to common stockholders[1]	$(1,431)	$5,440	$(89,724)

Non-GAAP net income (loss) available to common stockholders[1]	$(17,281)	$35,765	$(57,424)

Denominator:
GAAP weighted-average shares	168,822	152,439	141,720
Effect of dilutive securities:
Restricted stock units	—	3,565	—
GAAP dilutive weighted-average common shares:	168,822	156,004	141,720

Non-GAAP weighted-average shares	168,822	152,439	141,720
Effect of dilutive securities:
Restricted stock units	—	3,565	—
Non-GAAP dilutive weighted-average common shares[1]	168,822	156,004	141,720

GAAP net income (loss) per diluted share	$(0.01)	$0.03	$(0.63)
Non-GAAP net income (loss) per diluted share	$(0.10)	$0.23	$(0.41)
1In accordance with the if-converted method, net loss available to common stockholders excludes interest expense related to the 0.875% and 4.0% debentures if the debentures are considered converted in the calculation of net loss per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net loss per diluted share.

Adjusted EBITDA:

	THREE MONTHS ENDED
	March 29, 2020	December 29, 2019	March 31, 2019
GAAP net income (loss) attributable to stockholders	$(1,431)	$5,440	$(89,724)
Adjustments based on IFRS:
Legacy utility and power plant projects	(34)	—	116
Legacy sale-leaseback transactions	20	(75)	4,911
Mark-to-market gain on equity investments	(47,871)	(28,250)	(33,000)
Other adjustments:
Business process improvement costs	2,464	1,091	—
Construction revenue on solar service contracts	4,735	1,966	(3,740)
(Gain) loss on sale and impairment of residential lease assets	(722)	(3,366)	8,313
Impairment of property, plant and equipment	—	4,053	—
Cost of above-market polysilicon	10,043	27,549	49,428
Litigation	321	(2,509)	—
Stock-based compensation expense	6,867	8,006	5,666
Amortization of intangible assets	1,786	1,783	1,786
Gain on business divestiture	—	—	(6,114)
Transaction-related costs	481	1,723	1,422
Business reorganization costs	6,193	10,696	2,649
Non-cash interest expense	—	3	10
Restructuring charges (credits)	1,576	8,039	(665)
Gain on convertible debt repurchased	(2,956)	—	—
Cash interest expense, net of interest income	10,133	9,229	10,206
Provision for income taxes	1,868	9,388	5,797
Depreciation	15,896	16,773	19,181
Adjusted EBITDA	$9,369	$71,539	$(23,758)

Q2 2020 GUIDANCE

(in thousands except percentages)	Q2 2020
Revenue (GAAP)	$290,000-$330,000
Revenue (non-GAAP)	$290,000-$330,000
Gross margin (GAAP)	(9%) - (3%)
Gross margin (non-GAAP)[1]	0% - 6%
Net loss (GAAP)	$(120,000)-$(100,000)
Adjusted EBITDA[2]	$(40,000)-$(20,000)

1.Estimated non-GAAP amounts above for Q2 2020 include net adjustments that increase gross margin by approximately $25 million related to cost of above-market polysilicon, $1 million related to stock-based compensation expense and $2 million related to amortization of intangible assets.

2.Estimated Adjusted EBITDA amounts above for Q2 2020 include net adjustments that decrease net loss by approximately $25 million related to cost of above-market polysilicon, $17 million related to depreciation, $17 million in business reorganization costs and restructuring charges, $8 million related to stock-based compensation expense, $8 million related to interest expense, $3 million related to income taxes and $2 million related to amortization of intangible assets.

SUPPLEMENTAL DATA
(In thousands, except percentages)

The following supplemental data represent the adjustments that are included or excluded from SunPower's non-GAAP revenue, gross profit/margin, net income (loss) and net income (loss) per diluted share measures for each period presented in the Consolidated Statements of Operations contained herein.

THREE MONTHS ENDED

	March 29, 2020
	Revenue			Gross Profit / Margin					Operating expenses				Other income (expense), net	Provision for income taxes	Net income (loss) attributable to stockholders
	SunPower Energy Services	SunPower Technologies	Intersegment eliminations	SunPower Energy Services		SunPower Technologies		Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring charges	(Gain)/loss on sale and impairment of residential lease assets
GAAP	$289,869	$248,196	$(88,875)	$30,408	10.5%	$(8,933)	(3.6)%	$15,973							$(1,431)
Adjustments based on IFRS:
Legacy utility and power plant projects	—	(207)	—	—		(34)		—	—	—	—	—	—	—	(34)
Legacy sale-leaseback transactions	—	—	—	20		—		—	—	—	—	—	—	—	20
Mark-to-market gain on equity investments	—	—	—	—		—		—	—	—	—	—	(47,871)	—	(47,871)
Other adjustments:
Business process improvement costs	—	—	—	—		2,464		—	—	—	—	—	—	—	2,464
(Gain)/loss on sale and impairment of residential lease assets	—	—	—	(448)		—		—	—	—	—	(274)	—	—	(722)
Construction revenue on solar services contracts	5,392	—	—	4,735		—		—	—	—	—	—	—	—	4,735
Cost of above-market polysilicon	—	—	—	—		17,253		(7,210)	—	—	—	—	—	—	10,043
Litigation	—	—	—	—		(164)		—	—	485	—	—	—	—	321
Stock-based compensation expense	—	—	—	559		551		—	760	4,997	—	—	—	—	6,867
Amortization of intangible assets	—	—	—	—		1,785		—	—	—	—	—	—	—	1,785
Business reorganization costs	—	—	—	—		5		—	513	5,676	—	—	—	—	6,194
Transaction-related costs	—	—	—	—		—		—	—	481	—	—	—	—	481
Restructuring charges	—	—	—	—		—		—	—	—	1,576	—	—	—	1,576
Gain on convertible debt repurchased	—	—	—	—		—		—	—	—	—	—	(2,956)	—	(2,956)
Tax effect	—	—	—	—		—		—	—	—	—	—	—	1,247	1,247
Non-GAAP	$295,261	$247,989	$(88,875)	$35,274	11.9%	$12,927	5.2%	$8,763							$(17,281)

	December 29, 2019
	Revenue			Gross Profit / Margin					Operating expenses					Benefit from income taxes	Equity in earnings of unconsolidated investees	Net income (loss) attributable to stockholders
	SunPower Energy Services	SunPower Technologies	Intersegment eliminations	SunPower Energy Services		SunPower Technologies		Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring charges	(Gain)/loss on sale and impairment of residential lease assets	Other income (expense), net
GAAP	$352,226	$434,708	$(183,173)	$45,528	12.9%	$65,345	15.0%	$(15,734)								$5,440
Adjustments based on IFRS:
Legacy utility and power plant projects	—	(44)	—	—		—		—	—	—	—	—	—	—	—	—
Legacy sale-leaseback transactions	—	—	—	(75)		—		—	—	—	—	—	—	—	—	(75)
Mark-to-market gain on equity investments	—	—	—	—		—		—	—	—	—	—	(29,250)	—	1,000	(28,250)
Other adjustments:
Business process improvement costs	—	—	—	—		1,091		—	—	—	—	—	—	—	—	1,091
(Gain)/loss on sale and impairment of residential lease assets	—	—	—	(435)		—		—	—	—	—	(2,931)	—	—	—	(3,366)
Construction revenue on solar services contracts	3,235	—	—	1,966		—		—	—	—	—	—	—	—	—	1,966
Impairment of property, plant & equipment	—	—	—	—		—		—	—	—	—	—	—	—	4,053	4,053
Cost of above-market polysilicon	—	—	—	—		29,181		(1,632)	—	—	—	—	—	—	—	27,549
Litigation	—	—	—	709		(3,224)		—	—	6	—	—	—	—	—	(2,509)
Stock-based compensation expense	—	—	—	1,020		539		—	824	5,623	—	—	—	—	—	8,006
Amortization of intangible assets	—	—	—	—		1,783		—	—	—	—	—	—	—	—	1,783
Business reorganization costs	—	—	—	—		—		—	569	10,127	—	—	—	—	—	10,696
Transaction-related costs	—	—	—	—		—		—	—	1,723	—	—	—	—	—	1,723
Non-cash interest expense	—	—	—	—		—		—	—	3	—	—	—	—	—	3
Restructuring charges	—	—	—	—		—		—	—	—	8,039	—	—	—	—	8,039
Tax effect	—	—	—	—		—		—	—	—	—	—	—	(384)	—	(384)
Non-GAAP	$355,461	$434,664	$(183,173)	$48,713	13.7%	$94,715	21.8%	$(17,366)								$35,765

	March 31, 2019
	Revenue			Gross Profit / Margin					Operating expenses						Benefit from income taxes	Loss attributable to non-controlling interests	Net income (loss) attributable to stockholders
	SunPower Energy Services	SunPower Technologies	Intersegment eliminations	SunPower Energy Services		SunPower Technologies		Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring charges	Impairment of residential lease assets	Gain on business divestiture	Other income (expense), net
GAAP	$178,221	$230,804	$(60,800)	$7,143	4.0%	$(52,064)	(22.6)%	$7,636									$(89,724)
Adjustments based on IFRS:
Legacy utility and power plant projects	—	(171)	—	125		(9)		—	—	—	—	—	—	—	—	—	116
Legacy sale-leaseback transactions	—	—	—	(824)		1		—	—	—	—	—	—	5,734	—	—	4,911
Mark-to-market gain on equity investments	—	—	—	—		—		—	—	—	—	—	—	(33,000)	—	—	(33,000)
Other adjustments:
Impairment of residential lease assets	—	—	—	(125)		—		—	—	—	—	9,226	—	—	—	(788)	8,313
Construction revenue on solar services contracts	63,505	—	—	11,386		—		—	—	—	—	—	—	—	—	(15,126)	(3,740)
Cost of above-market polysilicon	—	—	—	—		49,428		—	—	—	—	—	—	—	—	—	49,428
Stock-based compensation expense	—	—	—	168		—		—	593	4,905	—	—	—	—	—	—	5,666
Amortization of intangible assets	—	—	—	—		1,786		—	—	—	—	—	—	—	—	—	1,786
Gain on business divestiture	—	—	—	—		—		—	—	—	—	—	(6,114)	—	—	—	(6,114)
Business reorganization costs	—	—	—	—		—		—	—	2,649	—	—	—	—	—	—	2,649
Transaction-related costs	—	—	—	—		—		—	—	1,422	—	—	—	—	—	—	1,422
Non-cash interest expense	—	—	—	—		—		—	—	10	—	—	—	—	—	—	10
Restructuring charges (credit)	—	—	—	—		—		—	—	—	(665)	—	—	—	—	—	(665)
Tax effect	—	—	—	—		—		—	—	—	—	—	—	—	1,518	—	1,518
Non-GAAP	$241,726	$230,633	$(60,800)	$17,873	7.4%	$(858)	(0.4)%	$7,636									$(57,424)